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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements and amendments thereto

       Form S-8 No. 33-21505    Employee Stock Purchase Plan
       Form S-8 No. 333-41671   Non-Employee Director Deferred Compensation Plan
       Form S-8 No. 333-41669   1997 Long-Term Incentive Plan
       Form S-8 No. 333-66026   1997 Long-Term Incentive Plan
       Form S-8 No. 333-41673   Executive Deferred Compensation Plan
       Form S-8 No. 333-42131   Non-Employee Directors' Stock Option Plan
       Form S-8 No. 333-66018   Non-Employee Directors' Stock Option Plan
       Form S-8 No. 333-54734   Stock Grant Plan

of Beverly Enterprises, Inc. of our report dated February 4, 2002 with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                               ERNST & YOUNG LLP

Little Rock, Arkansas
March 26, 2002